COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER STATE MUNICIPAL BOND FUND, MINNESOTA
SERIES CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL
BOND INDEX

EXHIBIT A:
                                   DREYFUS
                                   PREMIER
                                    STATE
                                  MUNICIPAL
                LEHMAN            BOND FUND,
 PERIOD        BROTHERS           MINNESOTA
              MUNICIPAL             SERIES
             BOND INDEX *      (CLASS A SHARES)

5/28/87               10,000              9,547
4/30/88               10,929             10,169
4/30/89               11,905             11,447
4/30/90               12,762             12,210
4/30/91               14,229             13,663
4/30/92               15,581             14,954
4/30/93               17,553             16,742
4/30/94               17,932             17,091
4/30/95               19,124             18,312
4/30/96               20,644             19,430
4/30/97               22,014             20,626

*Source: Lehman Brothers